Exhibit 99.1

NVR, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

January 25, 2017, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2016 of $150,891,000, or $37.80 per diluted share.  Net income and diluted earnings per share for the fourth quarter ended December 31, 2016 increased 13% and 18%, respectively, when compared to the 2015 fourth quarter. Consolidated revenues for the fourth quarter of 2016 totaled $1,752,766,000, a 13% increase from $1,555,275,000 for the comparable 2015 quarter.

For the year ended December 31, 2016, consolidated revenues were $5,822,544,000, 13% higher than the $5,159,008,000 reported for 2015.  Net income for the year ended December 31, 2016 was $425,262,000, an increase of 11% when compared to the year ended December 31, 2015.  Diluted earnings per share for the year ended December 31, 2016 was $103.61, an increase of 15% from $89.99 per diluted share for 2015.

Homebuilding

New orders in the fourth quarter of 2016 increased 18% to 3,645 units, when compared to 3,100 units in the fourth quarter of 2015. The average sales price of new orders in the fourth quarter of 2016 was $395,200, an increase of 3% when compared with the fourth quarter of 2015.  The cancellation rate in the fourth quarter of 2016 was 17%, compared with 16% in the fourth quarter of 2015.  Settlements increased in the fourth quarter of 2016 to 4,419 units, 10% higher than the fourth quarter of 2015. The Company’s backlog of homes sold but not settled as of December 31, 2016 increased on a unit basis by 11% to 6,884 units and increased on a dollar basis by 14% to $2,704,277,000 when compared to December 31, 2015.

Homebuilding revenues in the fourth quarter of 2016 totaled $1,718,527,000, 12% higher than the year earlier period. Gross profit margin in the fourth quarter of 2016 was 17.8%, compared to 18.9% in the fourth quarter of 2015.  Income before tax from the homebuilding segment totaled $208,263,000 in the fourth quarter of 2016, an increase of 8% when compared to the fourth quarter of 2015.

New orders for the year ended December 31, 2016 increased 11% to 15,583 units, when compared to 14,080 units in 2015. Home settlements increased 12% year over year to 14,928 units in 2016 from 13,326 units in 2015. Homebuilding revenues for the year ended December 31, 2016 totaled $5,709,223,000, which is 13% higher than 2015.  Gross profit margin for the year ended December 31, 2016 was 17.5%, compared to 18.7% in 2015.  Income before tax for the homebuilding segment for the year ended December 31, 2016 was $601,102,000, an 8% increase when compared to 2015.

Mortgage Banking

Mortgage closed loan production in the fourth quarter of 2016 totaled $1,201,164,000, an increase of 15% when compared to the fourth quarter of 2015. Income before tax from the mortgage banking segment for the fourth quarter of 2016 was $20,399,000, compared to $14,546,000 for the fourth quarter of 2015.

Mortgage closed loan production for the year ended December 31, 2016 increased 13% to $3,952,575,000.  Income before tax from the mortgage banking segment for the year ended December 31, 2016 increased to $60,595,000 from $47,883,000 in 2015.

About NVR

NVR, Inc. operates in two business segments:  homebuilding and mortgage banking.  The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C.  For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology.  All statements other than of historical facts are forward-looking statements.  Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control.  NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Homebuilding:
Revenues	$1,718,527	$1,528,084	$5,709,223	$5,065,200
Other income	597	466	2,820	2,956
Cost of sales	(1,413,440)	(1,238,588)	(4,707,861)	(4,118,782)
Selling, general and administrative	(91,534)	(91,920)	(382,459)	(371,127)
Operating income	214,150	198,042	621,723	578,247
Interest expense	(5,887)	(5,419)	(20,621)	(22,918)
Homebuilding income	208,263	192,623	601,102	555,329

Mortgage Banking:
Mortgage banking fees	34,239	27,191	113,321	93,808
Interest income	2,458	2,132	7,569	6,485
Other income	512	402	1,652	1,113
General and administrative	(16,516)	(14,994)	(60,861)	(52,882)
Interest expense	(294)	(185)	(1,086)	(641)
Mortgage banking income	20,399	14,546	60,595	47,883

Income before taxes	228,662	207,169	661,697	603,212
Income tax expense	(77,771)	(73,165)	(236,435)	(220,285)

Net income	$150,891	$134,004	$425,262	$382,927

Basic earnings per share	$40.25	$34.23	$110.53	$95.21

Diluted earnings per share	$37.80	$31.92	$103.61	$89.99

Basic weighted average shares outstanding	3,749	3,915	3,847	4,022

Diluted weighted average shares outstanding	3,992	4,198	4,104	4,255

NVR, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Homebuilding:
Cash and cash equivalents	$375,748	$397,522
Restricted cash	17,561	23,440
Receivables	18,937	11,482
Inventory:
Lots and housing units, covered under sales agreements with customers	883,868	785,982
Unsold lots and housing units	145,065	147,832
Land under development	46,999	60,611
Building materials and other	16,168	12,101
	1,092,100	1,006,526

Assets related to consolidated variable interest entity	1,251	1,749
Contract land deposits, net	379,844	343,295
Property, plant and equipment, net	45,915	44,651
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	2,599	3,982
Other assets	257,811	257,941
	2,233,346	2,132,168

Mortgage Banking:
Cash and cash equivalents	19,657	26,804
Restricted cash	1,857	2,038
Mortgage loans held for sale, net	351,958	319,553
Property and equipment, net	4,903	5,313
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	24,875	18,495
	410,597	379,550
Total assets	$2,643,943	$2,511,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$251,212	$227,437
Accrued expenses and other liabilities	336,318	304,922
Liabilities related to consolidated variable interest entity	882	1,091
Customer deposits	122,236	110,965
Senior notes	596,455	595,847
	1,307,103	1,240,262
Mortgage Banking:
Accounts payable and other liabilities	32,399	32,291
	32,399	32,291
Total liabilities	1,339,502	1,272,553

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both December 31, 2016 and December 31, 2015	206	206
Additional paid-in capital	1,515,828	1,447,795
Deferred compensation trust – 108,640 and 108,614 shares of NVR, Inc. common stock as of December 31, 2016 and December 31, 2015, respectively	(17,375)	(17,333)
Deferred compensation liability	17,375	17,333
Retained earnings	5,695,376	5,270,114
Less treasury stock at cost – 16,862,327 and 16,664,342 shares as of December 31, 2016 and December 31, 2015, respectively	(5,906,969)	(5,478,950)
Total shareholders' equity	1,304,441	1,239,165
Total liabilities and shareholders' equity	$2,643,943	$2,511,718

NVR, Inc.

Operating Activity

(dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,828	1,550	7,916	7,070
North East (2)	354	237	1,314	1,173
Mid East (3)	830	799	3,659	3,485
South East (4)	633	514	2,694	2,352
Total	3,645	3,100	15,583	14,080

Average new order price	$395.2	$383.3	$386.4	$378.7

Settlements (units)
Mid Atlantic (1)	2,311	2,109	7,512	6,879
North East (2)	350	322	1,246	1,221
Mid East (3)	950	966	3,658	3,137
South East (4)	808	613	2,512	2,089
Total	4,419	4,010	14,928	13,326

Average settlement price	$388.8	$381.6	$381.2	$379.9

Backlog (units)
Mid Atlantic (1)			3,541	3,137
North East (2)			608	540
Mid East (3)			1,499	1,498
South East (4)			1,236	1,054
Total			6,884	6,229

Average backlog price			$392.8	$381.3

Community count (average)	495	467	485	472
Lots controlled at end of period			78,000	74,500

Mortgage banking data:
Loan closings	$1,201,164	$1,042,440	$3,952,575	$3,492,342
Capture rate	89%	88%	88%	88%

Common stock information:
Shares outstanding at end of period			3,693,003	3,890,988
Number of shares repurchased	101,982	106,559	280,288	289,687
Aggregate cost of shares repurchased	$163,608	$167,921	$455,351	$431,367

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com